Exhibit 99.1

Cerberus Sentinel Names President to Leadership Team

U.S. cybersecurity services firm promotes experienced executive

SCOTTSDALE, Ariz., Feb. 03, 2022 (GLOBE NEWSWIRE) — Cerberus Cyber Sentinel Corporation (NASDAQ: CISO), a Managed Compliance and Cybersecurity Provider (MCCP) based in Scottsdale, Ariz., announces that Rory Sanchez has been named president of the company. He will be responsible for mergers and acquisitions and work closely with CEO David Jemmett and CFO Deb Smith.

Previously, Sanchez served as CEO of True Digital Security, a cybersecurity operations and compliance company with offices in New York, Florida, and Oklahoma. The company was recently acquired by Cerberus Sentinel.

“With our acquisition and organic growth model, having a president with Rory’s experience in M&A transactions is critical to our future success,” said David Jemmett, CEO, Cerberus Sentinel. “Rory brings tremendous expertise to this vital role and will be an important member of our executive team. As president, Rory will oversee all aspects of our acquisition activity. He is a proven professional and business leader that shares our culture.”

“I’m extremely excited to be joining such a dynamic and growth-oriented company during this pivotal time in the cybersecurity industry. We expect to aggressively seek out companies comprised of top-notch individuals to augment our portfolio and assist us in filling the growing demand for IT security talent across our expanding customer base. I’m fortunate to be joining such a well-respected organization, laser-focused on creating a global culture of cybersecurity, one client at time,” said Rory Sanchez, president at Cerberus Sentinel.

About Cerberus Sentinel

Cerberus Sentinel is a Managed Compliance and Cybersecurity Provider (MCCP) with its exclusive MCCP+ managed compliance and cybersecurity services plus culture program. The company is rapidly expanding by acquiring world-class cybersecurity, secured managed services, and compliance companies with top-tier talent that utilize the latest technology to create innovative solutions to protect the most demanding businesses and government organizations against continuing and emerging security threats and compliance obligations.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Cerberus Sentinel’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in Cerberus Sentinel’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect Cerberus Sentinel’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this news release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Cerberus Sentinel’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Company Contact:

Charles J. Zigmund, Vice President

Cerberus Sentinel

617-838-4183

charles.zigmund@cerberussentinel.com

Public Relations:

Cathy Morley Foster

Eskenzi PR

925-708-7893

cathy@eskenzipr.com

Investor Relations:

Matt Glover or Alex Kovtun

Gateway Investor Relations

949-574-3860

CISO@gatewayir.com